UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          June 1, 2023

CORECARD CORPORATION

(Exact name of Registrant as specified in its charter)

Georgia	1-9330	58-1964787
(State or other jurisdiction	Commission file number	(I.R.S. Employer Identification No.)
of incorporation or organization)

One Meca Way, Norcross, Georgia		30093
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 381‑2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value for the class	CCRD	NYSE

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of CoreCard Corporation (“Registrant”) on June 1, 2023, shareholders re-elected A. Russell Chandler to the board of directors, to serve until the 2026 Annual Meeting and elected Kathryn Petralia to the board of directors, to serve until the 2025 Annual Meeting. A total of 5,302,732 shares, representing 62.4 percent of the outstanding shares, were voted at the meeting. The vote was as follows:

	For	Against	Abstain
A. Russell Chandler, III	4,681,346	620,403	983
Kathryn Petralia	5,299,561	2,257	914

Shareholders also approved, by a non-binding advisory vote, the compensation of the Registrant’s named executive officers. The vote was as follows:

For	Against	Abstain
5,242,747	57,463	2,522

No other items were submitted to a vote of shareholders at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2023	CORECARD CORPORATION
(Registrant)

/s/ Matthew A. White
By: Matthew A. White
Chief Financial Officer